Exhibit 10.5

EXHIBIT A

AMENDMENT TO THE
SPRINGLEAF FINANCIAL SERVICES EXCESS RETIREMENT INCOME PLAN

WHEREAS, Springleaf Finance. Inc. (previously known as American General Finance, Inc.) (the “Company”) established the Springleaf Financial Services Excess Retirement Income Plan (previously known as the American General Finance, Inc. Excess Retirement Income Plan) (the “Plan”) effective January 1, 2011; and

WHEREAS, in connection with the freeze of the Qualified Plan (as that term is defined in the Plan), the Company desires to amend the Plan to (1) freeze benefit accruals for all participants effective as of the close of business, December 31, 2012, and to freeze participation so that no employee not already a participant in the Plan as of the close of business December 31, 2012 shall become a participant in the Plan thereafter; and

WHEREAS, pursuant to Article 10 of the Plan, the Board of Directors (the “Board”) is authorized to suspend or terminate the Plan in whole or in part at any time, and from time to time to extend, modify, amend, revise, or terminate the Plan in such respects as the Board may deem advisable, subject to certain limitations not applicable here;

NOW, THEREFORE, the Plan is hereby amended as set forth below.

1.                              A new Article 12 is added at the end of the Plan to read as follows:

“ARTICLE 12

PLAN FREEZE

12.1              Effective as of the close of business on December 31, 2012 (the “Freeze Date”), no Participant shall accrue any additional benefit under the Plan, notwithstanding the continued service or increased rate of compensation after Freeze Date, nor shall any individual who is not already a Participant become a Participant after the Freeze Date. For purposes of clarity, the intent of this Article 12 is to provide that each Participant’s benefit under the Plan shall be determined as of the Freeze Date, but that no modification is being made to the provisions of the Plan governing the time and manner of distribution of Plan benefits.

2.                              In all other regards, the Plan remains in full force and effect without change.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 19 day of Dec, 2012.

ATTEST:	SPRINGLEAF FINANCE, INC.
By: